                                                                                                                                    Exhibit 16.2

July 19, 2006

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC  20549

Re:    Komodo, Inc.
         Commission file number 0-14869

[Letter from Williams & Webster, P.S. Certified Public Accountants:  Please see attached pdf]